Exhibit 10.11
SECURITIES PURCHASE AGREEMENT
     This SECURITIES PURCHASE AGREEMENT (this “Agreement”), is entered into as of September 28, 2006, by and among ACROSS AMERICA REAL ESTATE CORP., a Colorado corporation (the “Company”), BOCO INVESTMENTS, LLC, a Colorado limited liability company (“BOCO”), GDBA INVESTMENTS, LLLP, a Colorado limited liability limited partnership (“GDBA” and together with BOCO, the “Institutional Buyers”) and JOSEPH C. ZIMLICH (“Zimlich” and together with the Institutional Buyers, collectively, the “Buyers” and individually a “Buyer”).
RECITALS
     A. BOCO, GDBA and Zimlich desire to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement an aggregate of 517,000 shares of the Company’s Series A Convertible Preferred Stock with the rights and preferences as shown in Exhibit A (the “Preferred Stock”).
     B. The Institutional Buyers initially desire to purchase from the Company and the Company initially desires to issue and sell senior subordinated notes, in the form attached hereto as Exhibit B, in the original aggregate principal amount of Seven Million Dollars ($7,000,000) (together with any note(s) issued in replacement thereof or as any of the same may be amended, restated or modified, the “Term Notes”).
     C. Subject to the terms and conditions set forth in this Agreement, the Institutional Buyers will make available to the Company until December 31, 2007, a Revolving Line of Credit in the maximum aggregate amount up to $7,000,000.
     D. The Company and the Buyers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the rules and regulations as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”);
     NOW THEREFORE, in consideration of the mutual promises and covenants contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Buyers hereby agree as follows:
     1. PURCHASE AND SALE OF PREFERRED STOCK AND TERM NOTES.
          a. Purchase of Preferred Stock. On the Closing Date, the Company shall issue and sell to the Buyers and each Buyer agrees to purchase from the Company the number of shares of Preferred Stock in exchange for the purchase price (the “Preferred Stock Purchase Price”) as set forth below:

Name	Preferred Shares	Purchase Price
BOCO	250,000	$3,000,000
GDBA	250,000	$3,000,000
Zimlich	17,000	$204,000

          b. Purchase of Term Notes . On the Closing Date, the Company shall issue and sell to the Institutional Buyers and each Institutional Buyer agrees to purchase from the Company such principal amount of the Term Notes in exchange for the purchase price (the “Term Notes Purchase Price”) as set forth below:

Name	Principal Amount	Purchase Price
BOCO	$3,500,000	$3,500,000
GDBA	$3,500,000	$3,500,000
     2. REVOLVING LOANS
          a. Revolving Loan Commitment. Subject to the terms and conditions of this Agreement, in reliance upon the representations and warranties of the Company set forth herein, the Institutional Buyers, severally (and not jointly), agree to make such Revolving Loans at such times as the Company may request until, but not including, the Revolving Loan Commitment Date; provided, however, that the aggregate principal balance of all Revolving Loans outstanding from time to time shall not exceed the Revolving Loan Commitment. Revolving Loans made by the Institutional Buyers may be repaid and, subject to the terms and conditions hereof, borrowed again up to, but not including the Revolving Loan Commitment Date unless the Revolving Loans are otherwise accelerated, terminated or extended as provided in this Agreement.
          b. Revolving Loan Interest and Payments. The principal amount of the Revolving Loans outstanding from time to time shall bear interest at the Revolving Interest Rate. Accrued and unpaid interest on the unpaid principal balance of all Revolving Loans outstanding from time to time shall be due and payable quarterly, in arrears, on the last Business Day of each calendar quarter, beginning December 29, 2006 (each, a “Revolving Payment Due Date”), through and including the Revolving Payment Due Date immediately prior to the Revolving Loan Maturity Date. Any amount of principal or interest on the Revolving Loans that is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest payable on demand at the Default Interest Rate.
          c. Revolving Loan Principal Payments.
               (i) Revolving Loan Mandatory Repayments. All Revolving Loans hereunder shall be repaid by the Company on the Revolving Loan Maturity Date, unless payable sooner pursuant to the provisions of this Agreement. In the event the aggregate outstanding principal balance of all Revolving Loans hereunder exceeds the Revolving Loan Commitment, the Company shall, without notice or demand of any kind, immediately make such repayments of the Revolving Loans or take such other actions as are satisfactory to the Institutional Buyers as shall be necessary to eliminate such excess.
               (ii) Optional Repayments. The Company may from time to time repay the Revolving Loans in whole or in part, without any prepayment penalty whatsoever.

          d. Use of Proceeds. The Company shall use the Revolving Loans for the purposes described in Section 6(d).
          e. Revolving Note. The Revolving Loans payable to each Institutional Buyer shall be evidenced by a single Revolving Note in the form attached as Exhibit C, duly executed by the Company and payable to the applicable Institutional Buyer. At the time of the initial disbursement of a Revolving Loan and at each time any additional Revolving Loan shall be requested hereunder or repayment made in whole or in part thereon, a notation thereof shall be made on the books and records of the Company. The failure to record any such amounts or any error in recording such amounts shall not, however, limit or otherwise affect the obligations of the Company under the Revolving Note to repay the principal amount of the Revolving Loans, together with all interest accruing thereon.
     3. CLOSING AND ADVANCES OF REVOLVING LOANS
          a. Closing.
               (i) Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 8, the sale and purchase of the Term Notes, the Revolving Notes and the Preferred Stock (the “Closing”) shall take place at such date and time as is mutually agreed by the Company and the Buyers (such date, the “Closing Date”). The Closing shall occur at the offices of Davis Graham & Stubbs LLP, 1550 Seventeenth Street, Suite 500, Denver, Colorado 80202, or at such other place as the Company and the Buyers may designate.
               (ii) On the Closing Date,
                    (a) against delivery by the Company of the Term Notes, the Revolving Notes and share certificates representing the shares of Preferred Stock, each Buyer shall pay the Preferred Stock Purchase Price and the Term Notes Purchase Price applicable to such Buyer (together, the “Purchase Price”) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions; provided, however, that the Purchase Price payable to the Company by GDBA may be setoff against amounts to be paid at the Closing Date by the Company with respect to the repayment of the GDBA Agreement to Fund pursuant to Section 8(b)(vi); and
                    (b) the Company shall pay directly or reimburse the Buyers for all Buyer Expenses as provided in Section 6(e).
          b. Advances. Each Institutional Buyer agrees, on the terms and conditions set forth herein, to make Advances to the Company of Revolving Loans from time to time on any Business Day from and after the date of this Agreement.
               (i) Request for Advances. Each Advance shall be made after delivery by the Company to the Institutional Buyers of a Request for Advance, duly executed by the Company, delivered not later than 11:00 a.m. (Denver, Colorado time) on the second Business Day prior to the date of the proposed Advance. The Request for Advance shall be in the form attached hereto as Exhibit D. The requested Advance shall be in an amount at least equal to the lesser of (A) $200,000, or (B) the undrawn amount of such Institutional Buyer’s Revolving Loan Commitment.

               (ii) Funding of Advances. Not later than 2:00 p.m. (Denver, Colorado time) on the date of such Advance, subject to fulfillment of the applicable conditions set forth herein, the Institutional Buyers will make such Advance available to the Company by wire transfer of immediately available funds to an account specified in writing by the Company. All Advances shall be funded one-half by BOCO and one-half by GDBA. The Institutional Buyers obligation to fund each Advance shall be several and not joint. Nothing contained herein shall obligate either Institutional Buyer to fund more than one-half of any Advance, notwithstanding any failure by the other Institutional Buyer to fund its portion of the Advance.
     4. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, with respect to itself and not with respect to the other Buyer, represents and warrants to the Company that:
          a. Investment Purpose. As of the date hereof, the Buyer is purchasing the Term Notes and the Preferred Stock for its own account and not with a present view towards the public sale or distribution thereof; provided, however, that by making the representations herein, the Buyer does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.
          b. Accredited Investor Status. The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act.
          c. Reliance on Exemptions. The Buyer understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.
          d. Information. The Buyer acknowledges that it has been afforded the opportunity to ask questions and receive answers concerning the Company and to obtain additional information that it has requested to verify the accuracy of the information contained herein. Neither the foregoing nor any due diligence investigation conducted by Buyer or any of its advisors or representatives shall modify, amend or affect Buyer’s right to rely on the Company’s representations and warranties contained in Section 5 below. The Buyer understands that its investment in the Securities involves a significant degree of risk.
          e. Governmental Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities or the Revolving Loans.

          f. Transfer or Resale. The Buyer understands that, except as provided in the Registration Rights Agreement, (i) the sale or resale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (a) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (b) the Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company and its counsel that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (c) such Buyer provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or any successor rule thereto) (“Rule 144”); (ii) any sale of such Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.
          g. Legends. The certificates evidencing the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SAID ACT, OR AN OPINION OF COUNSEL, IN FORM, SUBSTANCE AND SCOPE CUSTOMARY FOR OPINIONS OF COUNSEL IN COMPARABLE TRANSACTIONS, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”
     The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (a) such Security is registered for resale under the 1933 Act, (b) such holder provides the Company with an opinion of counsel, which opinion shall be reasonably acceptable to the Company’s counsel, to the effect that the sale or transfer of such Security may be made without registration under the 1933 Act, or (c) such holder provides the Company with reasonable assurances that such Security has been or is being sold pursuant to Rule 144. The Buyer agrees to sell all Securities, including those represented by a certificate(s) from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

          h. Authorization; Enforcement. The Agreements to which such Buyer is a party have been duly and validly authorized, executed and delivered on behalf of the Buyer, and each Agreement constitutes a valid and binding agreement of the Buyer enforceable in accordance with its terms.
          i. Residency. The Buyer is a resident of the jurisdiction set forth immediately below such Buyer’s name on the signature pages hereto.
     5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each Buyer that:
          a. Organization and Qualification. The Company and each of its Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 5(a) sets forth a list of all of the Subsidiaries of the Company, the jurisdiction in which each is incorporated or organized and the percentage of stock or ownership interests held by the Company in such Subsidiary. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing has not had and could not reasonably be expected to have a Material Adverse Effect.
          b. Authorization; Enforcement. (i) The Company has all requisite corporate power and authority to enter into and perform the Agreements, to consummate the transactions contemplated hereby and thereby and to issue the Securities, in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Agreements, the Notes and the Preferred Stock by the Company and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Notes and the Preferred Stock and the issuance and reservation for issuance of the Conversion Shares) have been duly authorized by the Company’s Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its shareholders is required, (iii) the Agreements have been duly executed and delivered by the Company by its authorized representative, and such authorized representative is the true and official representative with authority to sign the Agreements and the other documents executed in connection herewith and bind the Company accordingly, and (iv) the Agreements constitute, and upon execution and delivery by the Company of the Notes and the Preferred Stock, each of such instruments will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.
          c. Capitalization. Before giving effect to the transactions to be effected at the Closing, the authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which 16,036,625 shares are issued and outstanding, and 2,068,000 shares are reserved for issuance upon conversion of the Preferred Stock (subject to adjustment pursuant to the Company’s covenant set forth in Section 6(h) below); and (ii) 1,000,000 shares of undesignated preferred stock (517,000 of which will be designated Series A Convertible Preferred Stock upon filing of the Amendment to the Articles of Incorporation), of which none are issued and outstanding. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 5(c), as of the effective date of this Agreement, (i) there are no outstanding options, preferred stock, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its Subsidiaries, or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries, (ii) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Notes, the Preferred Stock, or the Conversion Shares. The Company has furnished to the Buyer true and correct copies of the Company’s Articles of Incorporation as in effect on the date hereof (“Articles of Incorporation”), the Company’s Bylaws, as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.
          d. Issuance of Shares. The Conversion Shares are duly authorized and reserved for issuance and, upon conversion of the Preferred Stock in accordance with its terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.
          e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Conversion Shares upon conversion of the Preferred Stock. The Company further acknowledges that its obligation to issue Conversion Shares upon conversion of Preferred Stock in accordance with this Agreement is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.
          f. No Conflicts. The execution, delivery and performance of the Agreements, the issuance of the Securities to be issued by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Conversion Shares) will not (i) conflict with or result in a violation of any provision of the Articles of Incorporation or Bylaws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any contract, commitment, agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except with respect to clause (ii) and (iii) only, for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of its Articles of Incorporation, Bylaws or other organizational documents and neither the Company nor any of its Subsidiaries is in default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected, except for possible defaults as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Except as set forth on Schedule 5(f), the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under the Agreements, to issue and sell the Notes and Preferred Stock or to issue the Conversion Shares upon conversion of the Preferred Stock. Except as set forth in Schedule 5(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.
          g. Trading. The Company’s Common Stock is traded on the Over-the-Counter Bulletin Board under the symbol AARD.OB (the “OTCBB”). The Company is not in violation of the quotation requirements of the OTCBB and does not reasonably anticipate that the Common Stock will be removed by the OTCBB in the foreseeable future. To the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing.
          h. SEC Documents; Financial Statements. The Company’s Common Stock is registered under Section 12(g) of the 1934 Act. Except as disclosed in Schedule 5(h), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). None of the SEC Documents contains any untrue statement of a material fact or omits any statement of material fact required in order to make the statements contained therein not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents (the “Financial Statements”) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          i. No Undisclosed Liabilities. The Company does not have any Liabilities, except for (a) Liabilities reflected on the face of the liabilities section of the Company’s balance sheet at December 31, 2005 as filed with the Company’s Form 10-KSB for the year ended December 31, 2005, as amended (b) Liabilities under agreements, contracts, commitments, licenses or leases which have arisen since December 31, 2005 in the ordinary course of business, and (c) Liabilities set forth on Schedule 5(i).
          j. Absence of Certain Changes. Except as set forth in Schedule 5(j), since December 31, 2005, (i) each of the Company and its Subsidiaries has been operated in the ordinary course, and (ii) there has occurred no fact, event or circumstance that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect.
          k. Absence of Litigation. Except as set forth on Schedule 5(k), there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such. To the Knowledge of the Company and its Subsidiaries there are no facts or circumstances which might give rise to any of the foregoing.
          l. Intellectual Property. The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 5(l) hereof as presently contemplated to be operated in the future); there is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s Knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 5(l) hereof as presently contemplated to be operated in the future); the Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and to the Company’s Knowledge, there are no facts or circumstances which might give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.
          m. No Materially Adverse Contracts, etc. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which has or could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement which has or could reasonably be expected to have a Material Adverse Effect.
          n. Tax Status. Except as set forth on Schedule 5(n), the Company and each of its Subsidiaries has made or filed all Tax Returns that it was required to file. All such Tax Returns are correct and complete in all material respects. Except as set forth on Schedule 5(n), all Taxes owned by the Company or any Subsidiary whether or not shown on any Tax Return have been paid in a timely fashion. Except as set forth on Schedule 5(n), the Company currently is not the beneficiary of any extension of time within which to file any Tax Return. There are no liens or encumbrances on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax. The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid to or owed to any employee, independent contractor, creditor, stockholder, or other third party. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and to the Company’s Knowledge, there is no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 5(n), none of the Company’s tax returns is presently being audited by any taxing authority.
          o. Certain Transactions. Except as set forth on Schedule 5(o), none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.
          p. Disclosure. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company has not disclosed to the Buyers any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyers.
          q. Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of arm’s length purchasers with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by any Buyer or any of their respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.
          r. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to the Buyer. The issuance of the Securities to the Buyer will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

          s. No Brokers. Except as set forth in Schedule 5(s), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.
          t. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the Knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in default or violation of, any of the Company Permits, except for any such conflicts, defaults or violations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Since January 1, 2004, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable laws, except for notices relating to possible conflicts, defaults or violations, which conflicts, defaults or violations could not reasonably be expected to have a Material Adverse Effect.
          u. Environmental Matters.
               (i) Except as set forth in Schedule 5(u), there are, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s Knowledge, threatened in connection with any of the foregoing.
               (ii) Other than those that are or were stored, used or disposed of in compliance with applicable law, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries, except in the normal course of the Company’s or any of its Subsidiaries’ business.
               (iii) Except as set forth in Schedule 5(u), to the Company’s Knowledge there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in compliance with applicable law.

          v. Title to Property. Schedule 5(v)(i) sets forth a list of all real property owned by the Company or its Subsidiaries. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 5(v). Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases.
          w. Insurance. Attached hereto as Schedule 5(w) is a list and brief description of all policies of fire, casualty, liability, property or other forms of insurance and all fidelity bonds held by or applicable to the Company or its Subsidiaries. Neither the Company nor any Subsidiary is in default in any material respect under any provision of any such policy and neither the Company nor any Subsidiary has received notice of cancellation of any such insurance. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that is not materially in excess of current premiums.
          x. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
          y. Compliance With Law. The Company has complied with all applicable laws, statutes, rules, regulations or orders of any governmental authority and no proceeding or investigation is pending, or to the Knowledge of the Company, threatened, alleging any failure to so comply.
          z. Solvency. The Company (after giving effect to the transactions contemplated by this Agreement) is Solvent and currently the Company has no information that would lead it to reasonably conclude that the Company would not, after giving effect to the transaction contemplated by this Agreement, have the ability to, nor does it intend to take any action that would impair its ability to, pay its debts from time to time incurred in connection therewith as such debts mature.
          aa. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement will not be an “investment company” required to be registered under the Investment Company Act of 1940.
          bb. Certain Registration Matters. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 2, no registration under the Securities Act or action on the part of the shareholders of the Company is required for the offer and sale of the Conversion Shares by the Company to the Buyer under the transaction documents. Except as contemplated by the Registration Rights Agreement or as specified in Schedule 5(bb), the Company has not granted or agreed to grant to any Person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.
     6. COVENANTS.
          a. Best Efforts. The Company and the Buyers shall each use their best efforts to satisfy timely each of the conditions described in Section 8 and 9 of this Agreement and to do all things necessary, proper and advisable in order to consummate and make effective the transactions contemplated by this Agreement.
          b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to each Buyer on or prior to the Closing Date.
          c. Disclosure. The Company shall issue a press release describing the material terms of the transaction contemplated hereby as soon as practicable following the Closing Date but in no event more than two (2) business days after the Closing Date, which press release shall be subject to prior review by the Buyers. The Company agrees that such press release shall not disclose the name of the Buyer unless expressly consented to in writing by the Buyer or unless required by applicable law or regulation, and then only to the extent of such requirement. The Company has not disclosed to the Buyers any material nonpublic information and will not disclose such information unless such information is disclosed to the public prior to or promptly following such disclosure to the Buyers.
          d. Use of Proceeds. The Company shall use the net proceeds from the sale of the Term Notes and the Preferred Stock in the manner set forth in Schedule 6(d) attached hereto and made a part hereof and shall not, directly or indirectly, use such proceeds for (i) any loan to or investment in any other corporation, partnership, enterprise or other person (except in connection with its currently existing or future direct or indirect Subsidiaries); or (ii) the redemption of any Common Stock.
          e. Expenses. At the Closing, the Company shall pay directly or reimburse the Buyers for all expenses incurred by the Buyers in connection with the negotiation, preparation, execution, delivery and performance of the Agreements, including, without limitation, attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Agreements or any consents or waivers required to be obtained by a Buyer in connection with this transaction (the “Buyer Expenses”). On or before the Closing Date, each Buyer shall submit to the Company a schedule of Buyer Expenses that have been incurred by such Buyer, which schedule shall specify the amounts to be paid by the Company directly on behalf of the Buyers and amounts to be paid by the Company to the Buyers in reimbursement of amounts expended by the Buyers. Notwithstanding anything herein to the contrary, the Company’s obligation to pay or reimburse the Buyers’ Expenses shall not exceed $25,000 for each Buyer.
          f. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.
          g. Affirmative Covenants of the Company. For so long as either of the Buyers holds Notes, Preferred Stock or Conversion Shares, the Company shall:
               (i) Timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination;
               (ii) Send to the Buyer contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders, provided that, the Company shall not be required pursuant to this Section 6(g)(ii) to send reports to any Buyer if the only Securities then held by such Buyer are Conversion Shares;
               (iii) Authorize and reserve for the purpose of issuance, a sufficient number of shares of Common Stock (the “Reserved Amount”) to provide for the full conversion of the Preferred Stock and issuance of the Conversion Shares in connection therewith (based on the conversion ratio of the Preferred Stock in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance (“Authorized and Reserved Shares”) is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under this Section 6(g)(iii). In order to ensure that the Company has authorized a sufficient amount of shares to meet the Reserved Amount at all times, the Company shall deliver to the Buyer at the end of every fiscal quarter a list detailing (1) the current amount of shares authorized by the Company and reserved for the Buyer; and (2) amount of shares issuable upon conversion of the Preferred Stock.
               (iv) Promptly secure the listing of the Conversion Shares upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and, so long as any Buyer owns any of the Securities, maintain, so long as any other shares of Common Stock shall be so listed, such listing of all Conversion Shares. The Company will obtain and, so long as any Buyer owns any of the Securities, maintain the listing and trading of its Common Stock on the OTCBB or any equivalent replacement exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the American Stock Exchange and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers and such exchanges, as applicable. The Company shall promptly provide to each Buyer copies of any notices it receives from the OTCBB and any other exchanges or quotation systems on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges and quotation systems. As long as the Company Stock is not listed for trading on a national securities or automated quotation system, the Company shall ensure that the Company’s Common Stock is listed on the OTCBB (or equivalent replacement) and shall use its commercially reasonable efforts to ensure that at least two market-makers are making a market in the Company’s Common Stock.
               (v) Maintain its corporate existence in good standing.
          h. Negative Covenants of the Company. For so long as (i) any of the Buyers holds Term Notes, Preferred Stock or Conversion Shares, or (ii) any Revolving Loans are outstanding, the Company, without the written consent of the Buyer or Buyers that hold such Notes, Preferred Stock or Conversion Shares, shall not:
               (i) authorize, issue or agree to authorize or issue any new class or series of Parity Securities or Senior Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Parity Securities or Senior Securities, or offer, sell or issue any Parity Securities or Senior Securities or securities or rights of any kind convertible into or exercisable or exchangeable for any such Parity Securities or Senior Securities;
               (ii) authorize, issue or agree to authorize or issue Common Stock at a discount to the Market Price of the Common Stock on the date of issuance (taking into account the value of any Preferred Stock or options to acquire Common Stock issued in connection therewith), provided, however, that this Section 6(h) shall not prohibit the Company from issuing up to 1,000,000 shares of Common Stock and/or Options therefore issued to the Company’s officers, directors, employees, consultants or independent contractors pursuant to an equity incentive plan or another similar plan or agreement approved by the Board of Directors;
               (iii) authorize, issue or agree to authorize or issue convertible securities that are convertible into an indeterminate number of shares of Common Stock;
               (iv) purchase, repurchase or redeem shares of (i) Common Stock, (ii) securities or rights of any kind convertible into or exercisable or exchangeable for Common Stock or (iii) other securities of the Company, (except in the case of a termination of an employee, at which the Company may repurchase or redeem such shares of Common Stock at cost and pursuant to any agreement under which such shares of Common Stock were issued);
               (v) declare or pay dividends or any other distribution on shares of Common Stock or any other capital stock of the Company except as contemplated with respect to the Preferred Stock;
               (vi) amend the Articles of Incorporation or Bylaws of the Company or alter or change the rights, preferences or privileges of the Preferred Stock or any Parity Securities or Senior Securities in each case so as to affect adversely the rights, preferences or privileges of the Preferred Stock;

               (vii) merge or consolidate with any other entity, or sell, assign, license, lease or otherwise dispose of or voluntarily part with the control of (whether in one transaction or in a series of transactions all, or a significant portion, of its assets (whether now owned or later acquired)), or effect any transaction or series of transactions in which the holders of the Company’s voting interests prior to such transaction or series of transactions hold less than 50% of the voting interests of the Company following such transaction or series of transactions;
               (viii) increase or decrease the number of directors constituting the Company’s Board of Directors;
               (ix) incur Indebtedness for Borrowed Money in any single transaction in excess of $10,000,000 or which obligates the Company to make aggregate expenditures for all Indebtedness for Borrowed Money in excess of $50,000,000;
               (x) enter into any non-ordinary course agreement, directly or indirectly, with officers, employees, stockholders, directors or affiliates of the Company, other than employment agreements, compensation arrangements, stock options or service-related transactions that are approved by a majority of the disinterested members of the Company’s Board of Directors;
               (xi) initiate the voluntary dissolution or winding up or reorganization of the Company; or
               (xii) change its fiscal year.
     7. TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in such amounts as specified from time to time by such Buyer to the Company upon conversion of the Preferred Stock in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). Prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates shall bear the restrictive legend specified in Section 4(g) of this Agreement. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 7, and stop transfer instructions to give effect to Section 4(f) hereof (in the case of the Conversion Shares, prior to registration of the Conversion Shares under the 1933 Act or the date on which the Conversion Shares may be sold pursuant to Rule 144 without any restriction as to the number of Securities as of a particular date that can then be immediately sold), will be given by the Company to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. If a Buyer provides the Company with (i) an opinion of counsel reasonably acceptable to the Company and its counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Buyer provides reasonable assurances that the Securities can be sold pursuant to Rule 144, the Company shall permit the transfer, and, in the case of the Conversion Shares, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by such Buyer.

     8. CLOSING DATE CONDITIONS PRECEDENT
          a. Conditions to the Company’s Obligation to Sell. The obligation of the Company hereunder to issue and sell the Term Notes and Preferred Stock to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:
               (i) The applicable Buyer shall have executed the Agreements and delivered the same to the Company.
               (ii) The applicable Buyer shall have delivered its portion of the Purchase Price in accordance with Section 3(a) above.
               (iii) The representations and warranties of the applicable Buyer shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the applicable Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Buyer at or prior to the Closing Date.
               (iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which is reasonably expected to restrain, prohibit or invalidate transactions contemplated by this Agreement.
          b. Conditions to the Buyers’ Obligation to Purchase. The obligations of each Buyer hereunder to purchase the Notes and Preferred Stock at the Closing is subject to the satisfaction, at or before the Closing Date of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:
               (i) The Company shall have executed the Agreements and delivered the same to the Buyer.
               (ii) The Company shall have delivered to such Buyer a duly executed Term Note in the principal amount set forth in Section 3(a).
               (iii) The Company shall have delivered to such Institutional Buyer a duly executed Revolving Note as required pursuant to Section 2(e).
               (iv) The Company shall have delivered to such Buyer a certificate representing such number of shares of Preferred Stock as set forth in Section 3(a).

               (v) The Irrevocable Transfer Agent Instructions, in form and substance satisfactory to the Buyer, shall have been delivered to and acknowledged in writing by the Company’s Transfer Agent.
               (vi) The Company shall have delivered a signed letter from GDBA confirming that the GDBA Agreement to Fund will be terminated and all amounts payable to GDBA thereunder will be repaid on the Closing Date.
               (vii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyer shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer including, but not limited to certificates with respect to the Company’s Articles of Incorporation, Bylaws and Board of Directors’ resolutions relating to the transactions contemplated hereby.
               (viii) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
               (ix) No event shall have occurred which has had or which could reasonably be expected to have a Material Adverse Effect on the Company.
               (x) The Common Shares shall have been authorized for quotation on the OTCBB, trading in the Common Stock on the OTCBB shall not have been suspended by the SEC or the OTCBB, and at least two market-makers shall be making a market in the Company’s Common Stock.
               (xi) The Buyers shall have received an opinion of David Wagner & Associates, P.C., counsel for the Company, in the form of Exhibit E.
               (xii) The amendment to the Company’s Articles of Incorporation required to designate the number, preferences and rights of the Series A Preferred Stock, as set forth in Exhibit A, shall have been accepted for filing with the Colorado Secretary of State.

     9. CONDITIONS PRECEDENT TO ADVANCES. The obligations of each Institutional Buyer hereunder to make Advances of Revolving Loans is subject to the satisfaction, at or before each Advance of each of the following conditions, provided that these conditions are for such Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion:
          a. No Event of Default or any event which, with notice or lapse of time, or both, would constitute an Event of Default, shall have occurred and be continuing.
          b. No event shall have occurred which has had or which could reasonably be expected to have a Material Adverse Effect on the Company.
          c. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which is reasonably expected to restrain, prohibit or invalidate the transactions contemplated by this Agreement.
          d. The representations and warranties of the Company shall be true and correct in all material respects as of the date of any Advance as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement or any of the other Agreements to be performed, satisfied or complied with by the Company at or prior to the date of such Advance.
          e. The Institutional Buyers shall have received a Request for Advance duly executed by the Company.
     10. SURVIVAL AND INDEMNIFICATION.
          a. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 5, 6, 7 and 10 shall survive the Closing notwithstanding any due diligence investigation conducted by or on behalf of the Buyers.
          b. Indemnification. The Company shall defend, protect, indemnify and hold harmless each Buyer and all of such Buyer’s partners, members, officers, directors, employees and direct or indirect investors and any of such Buyer’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Agreements or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Agreements or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Notes or Preferred Stock, or

(iii) the status of such Buyer as an investor in the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8(b) shall be the same as those set forth in Section 2.5 of the Registration Rights Agreement.
     11. DEFINITIONS.
          “1934 Act” means the Securities and Exchange Act of 1934, as amended.
          “Advance” shall mean an advance of funds by the Institutional Buyers to the Company as a Loan pursuant to a Request for Advance as provide in Section 3(b).
          “Agreements” means this Agreement, the Registration Rights Agreement, the Shareholders Agreement, the Notes and any other agreements or instruments to be executed in connection with the transactions contemplated by this Agreement.
          “Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in the city of Denver, Colorado are authorized or required by law or executive order to remain closed.
          “Closing” has the meaning set forth in Section 1(c).
          “Closing Date” has the meaning set forth in Section 1(c).
          “Conversion Shares” means the Common Stock issued upon conversion of the Preferred Stock.
          “Default Interest Rate” means the higher of (i) the Revolving Interest Rate plus 800 basis points, or (ii) twenty-four percent (24%) per annum.
          “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.
          “Event of Default” has the meaning provided in the Term Note and the Revolving Note.
          “GDBA Agreement to Fund” means that certain Agreement to Fund dated November 26, 2004 by and between GDBA Investments, LLLP and the Company, as amended.

          “Indebtedness for Borrowed Money” means all obligations of the Company and its Subsidiaries, on a consolidated basis, (a) to repay money borrowed, (b) to pay money evidenced by term loans, bonds, debentures, notes or other similar instruments, (c) to pay the deferred purchase price of property or services, (d) as lessee under capital leases, and (e) all obligations of another individual or entity of the type listed in (a through (d), payment of which is guaranteed by or secured by liens on the property of such individual or entity (with respect to liens, to the extent of the value of property pledged pursuant to such liens if less than the amount of such obligations), provided, that “Indebtedness for Borrowed Money” shall not include trade accounts payable incurred in the ordinary course of business.
          “Knowledge” means a Person’s actual knowledge and such knowledge as would be obtained by such Person upon a reasonable inquiry. For the purposes of this agreement, the “Company’s Knowledge” or “Knowledge of the Company” means the knowledge of Ann L. Schmitt or James W. Creamer III.
          “Liability” means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.
          “Market Price” means the average closing bid price for the Company’s Common Stock on the OTCBB or any equivalent replacement exchange (or such other exchange on which the Company’s Common Stock is primarily listed or eligible for trading) for the previous ten trading days.
          “Material Adverse Effect” means (i) a material and adverse effect on the business, assets, liabilities, results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (ii) an adverse impairment to the Company’s ability to perform under any of its obligations under the Agreements.
          “Notes” means the Term Notes and the Revolving Notes.
          “Parity Securities” means all equity securities of the Company to which the Preferred Stock ranks on a parity with, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise.
          “Person” means a natural person or any corporation, limited liability company or other entity.
          “Registration Rights Agreement” means the Registration Rights Agreement of even date herewith executed by and between the Company and the buyers.
          “Request for Advance” means a written request by the Company to the Institutional Buyers for an Advance of funds as a Loan hereunder, which written request will be in the form of Exhibit D.

          “Revolving Interest Rate” means a rate per annum equal to the greatest of:
               (i) the ninety day average for U.S. Treasury Notes with a 10-year maturity as determined on the last Business Day of each calendar quarter, using the constant maturity calculation, plus 650 basis points;
               (ii) eleven percent (11%); or
               (iii) the highest effective interest rate accruing on any outstanding Indebtedness for Borrowed Money of the Company at any time during the applicable calendar quarter.
          “Revolving Loans” means all Advances of funds by the Institutional Buyers to the Company pursuant to the Revolving Loan Commitment, which Loans will be evidenced by the Revolving Notes.
          “Revolving Loan Commitment” means (a) with respect to BOCO, Three Million Five Hundred Thousand Dollars ($3,500,000), and (b) with respect to GDBA, Three Million Five Hundred Thousand Dollars ($3,500,000).
          “Revolving Loan Commitment Date” means December 31, 2007.
          “Revolving Loan Maturity Date” means September 28, 2009.
          “Revolving Note” shall mean the revolving note in the form attached as Exhibit C.
          “Revolving Payment Due Date” has the meaning set forth in Section 2(b).
          “SEC Documents” has the meaning set forth in Section 5(h).
          “Securities” means the Term Notes, the Preferred Stock and the Conversion Shares.
          “Senior Securities” means all equity securities of the Company to which the Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise.
          “Shareholders Agreement” means the Shareholders Agreement of even date herewith executed by and between the Buyers.
          “Solvent” means that the Company’s assets have a fair market value in excess of the amount required to pay its probable liabilities on its existing debts as they become absolute and matured.
          “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any ownership interest.
          “Tax” or “Taxes” means any federal, state, local or foreign income, alternative or add-on minimum, gross income, gross receipts, windfall profits, severance, property, production,

sales, use, transfer, gains, license, excise, employment, payroll, withholding or minimum tax, transfer, goods and services, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental body.
          “Tax Return” means any return, report or similar statement required to be filed with respect to any Taxes (including attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.
     12. GOVERNING LAW; MISCELLANEOUS.
          a. Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Colorado applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of federal or state courts located in Denver, Colorado with respect to any dispute arising under this Agreement, the agreements entered into in connection herewith or the transactions contemplated hereby or thereby. Both parties irrevocably waive the defense of an inconvenient forum to the maintenance of such suit or proceeding. Both parties further agree that service of process upon a party mailed to the notice address set forth in Section 11(f) (or such other address specified in writing) by registered first class mail shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law. Both parties agree that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner. The party which does not prevail in any dispute arising under this agreement shall be responsible for all fees and expenses, including reasonable attorneys’ fees, incurred by the prevailing party in connection with such dispute.
          b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.
          c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.
          d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.
          e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.
          f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:
     If to the Company:
Across America Real Estate Corp.
1660 Seventeenth Street, Suite 450
Denver, Colorado 80202
Attention: Chief Executive Officer
Telephone: (303) 893-1003
Facsimile: (303) 893-1005
With a copy to:
David Wagner & Associates, P.C.
8400 East Prentice Ave.
Penthouse Suite
Greenwood Village, Colorado 80111
Attention: David J. Wagner, Esq.
Telephone: (303) 793-0304
Facsimile: (303) 409-7650
     If to a Buyer:
BOCO Investments, LLC
103 West Mountain Ave.
Fort Collins, Colorado 80524
Facsimile: (970) 482-6139
Attention: Chief Executive Officer

With a copy to:
Davis Graham & Stubbs LLP
1550 17th Street, Suite 500
Denver, Colorado 80202
Attention: Ronald R. Levine II and Brian J. Boonstra
Telephone: (303) 892-9400
Facsimile: (303) 892-7400
GDBA Investments, LLLP
1440 Blake Street, Suite 310
Denver, CO 80202
Facsimile: (720) 932-9397
Attention: Chief Executive Officer
With a copy to
Davis & Ceriani P.C.
Suite 400, Market Center
1350 Seventeenth Street
Denver, CO 80202
Facsimile: (303) 534-4618
Attention: Patrick J. Kanouff
Joseph C. Zimlich
103 West Mountain Ave.
Fort Collins, Colorado 80524
Facsimile: (970) 482-6139
     Each party shall provide notice to the other party of any change in address.
          g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. Neither the Company nor any Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other. Notwithstanding the foregoing, subject to Section 4(f), any Buyer may assign its rights hereunder to any person that purchases Securities in a private transaction from a Buyer or to any of its “affiliates,” as that term is defined under the 1934 Act, without the consent of the Company.
          h. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.
          i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
          j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

     IN WITNESS WHEREOF, the undersigned Buyer and the Company have caused this Agreement to be duly executed as of the date first above written.

ACROSS AMERICA REAL ESTATE CORP.

/s/ Ann L. Schmitt

Name: Ann L. Schmitt Title: Chief Executive Officer

BUYERS:

BOCO INVESTMENTS, LLC

/s/ Joseph C. Zimlich

Name: Joseph C. Zimlich Title: CEO RESIDENCE: Colorado

GDBA INVESTMENTS, LLLP

/s/ G. Brent Backman

Name: G. Brent Backman Title: Manager RESIDENCE: Colorado

JOSEPH C. ZIMLICH

/s/ Joseph C. Zimlich

RESIDENCE: Colorado

EXHIBIT A
SERIES A CONVERTIBLE PREFERRED STOCK

EXHIBIT B
FORM OF TERM NOTE

EXHIBIT C
FORM OF REVOLVING NOTE

EXHIBIT D
FORM OF REQUEST FOR ADVANCE

EXHIBIT E
FORM OF LEGAL OPINION